OMB APPROVAL

OMB Number:	3235-0059

Expires:	August 31, 2004

Estimated average burden
hours per response . . .	14.73

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bryn Mawr Bank Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010-3396

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 15, 2003

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the “Corporation”) will be held at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania on Tuesday, April 15, 2003, at 2:00 P.M., for the following purposes:

1. To elect two (2) directors to serve a four (4) year term until their successors are duly elected and take office.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 2003.

In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting. Reference is made to the accompanying Proxy Statement for details with respect to the foregoing matters. Only shareholders of record at the close of business on February 27, 2003, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

By Order of the Board of Directors

of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI

Secretary

Bryn Mawr, Pennsylvania

March 7, 2003

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope. No postage is necessary if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw their proxy prior to its use for any purpose and vote in person.

PROXY STATEMENT

i

PROXY STATEMENT

FOR THE ANNUAL MEETING OF

BRYN MAWR BANK CORPORATION

TO BE HELD ON

APRIL 15, 2003

INTRODUCTION

Matters to be Considered at the Annual Meeting of Shareholders

This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (the “Corporation”) in connection with the solicitation of proxies by the Corporation for use at the Corporation’s Annual Meeting of Shareholders to be held on Tuesday, April 15, 2003, at 2:00 P.M., or any adjournment or postponement thereof (the “Annual Meeting”). At the Annual Meeting, the shareholders will consider and vote upon (i) the election of two (2) directors to serve a four (4) year term until their successors are duly elected and take office; and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for the Corporation for the year 2003. The proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The approximate date upon which this Proxy Statement and the proxy are to be mailed to shareholders is March 7, 2003. The address of the executive office of the Corporation is 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

Date, Time and Place of Annual Meeting

The Annual Meeting will be held on Tuesday, April 15, 2003, at 2:00 P.M., at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania.

Record Date, Voting and Voting Procedures

The Board of Directors of the Corporation has fixed the close of business on February 27, 2003, as the date for determining holders of record of the Corporation’s Common Stock, par value $1.00 per share, entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record is entitled to one vote per share on the matters to be considered at the Annual Meeting.

The holders of a majority of the outstanding shares of the Corporation’s Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of February 27, 2003, there were 4,342,074 shares of the Corporation’s Common Stock outstanding.

Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies unless such proxies have previously been revoked. Each properly executed proxy on which no voting directions are indicated will be voted in favor of the adoption of the proposals recommended by management of the Corporation, and in the discretion of the proxy agents as to any other matters which may properly come before the Annual Meeting. A proxy may be revoked by a shareholder at any time prior to its use for any purpose by giving written notice of such revocation to Robert J. Ricciardi, the Secretary of the Corporation, at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396 or by appearing in person at the Annual Meeting and asking to withdraw the proxy prior to its use for any purpose so that the shareholder can vote in person. A later dated proxy revokes an earlier dated proxy.

The Corporation does not know at this time of any business, other than that stated in this Proxy Statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxy agents will vote in accordance with their best judgment.

For purposes of the Annual Meeting, the affirmative vote of the majority of the shares of the Corporation’s Common Stock present in person or represented by proxy at the Annual Meeting for a particular matter (including the election of Directors) is required for the matter to be deemed an act of the shareholders. With respect to abstentions, the shares are considered present at the Annual Meeting for purposes of the proposal. However, they are not votes for approval of the proposal, so they will have the same effect as votes cast against the proposal. With respect to broker non-votes, the shares are not considered present at the Annual Meeting for the proposal as to which the broker withheld authority. Consequently, broker non-votes are not counted with regard to the proposal, but they reduce the number of affirmative votes required to approve the proposal by reducing the total number of shares present or represented (from which a majority is calculated).

Other Matters

The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and e-mail, by the directors, officers and employees of the Corporation and by the Corporation’s wholly-owned subsidiaries, including The Bryn Mawr Trust Company (the “Bank”). Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of the Corporation’s Common Stock held of record by such persons, and the Corporation will reimburse them for their expenses in doing so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Corporation, as of January 17, 2003(1) with respect to the only persons or entities to the Corporation’s knowledge, who may be beneficial owners of more than 5% of the Corporation’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Corporation Common Stock	Percentage of Outstanding Corporation Common Stock Owned
George W. Connell	791,100	18.16%
121 Cheswold Lane
Haverford, PA 19041-1801

Thomas J. Carroll	400,400	9.19%
Patrickswell
Post Office Box 488
Middleburg, VA 22117

The Bryn Mawr Trust Company	295,729	6.79%
Wealth Management Division
10 South Bryn Mawr Avenue
Bryn Mawr, PA 19010

(1)	As of January 17, 2003, there were 4,356,474 shares of the Corporation’s Common Stock outstanding.

THE CORPORATION’S AND BANK’S

BOARDS OF DIRECTORS

The By-Laws of the Corporation provide that the Corporation’s business shall be managed by a Board of Directors of not less than eight and not more than thirteen directors. The Corporation’s Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board of Directors has fixed the number of directors at eleven, with three members in Class I, two members in Class II, three members in Class III, and three members in Class IV. There is presently a vacancy in Class IV and there will be a vacancy in Class I, due to the retirement of Phyllis M. Shea from the Board of Directors at the end of her current term, which may be filled by the Board of Directors as provided in the next paragraph.

Under the Corporation’s By-Laws, persons elected by the Board of Directors to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders, unless the directors are elected by the Board after the record date for that meeting, in which case the person serves as a director until the annual meeting of shareholders following that meeting. The directors in each class serve terms of four years each, unless elected to fill an unexpired term of office, and until their successors are elected, qualified and take office.

The Boards of Directors of the Corporation and the Bank meet at least quarterly. Board meetings of the Corporation and the Bank will occur in January, April, July and October of 2003. The Risk Management Committees and Executive Committees meet in those months when the Boards of Directors do not meet. The Executive Committees act in the stead of the Boards of Directors of the Corporation and the Bank. The Audit Committee of the Boards and the Trust Committee of the Bank meet at least quarterly. The Risk Management Committees review and manage the material business risks which confront the Corporation and the Bank. The Compensation Committees meet at least once a year. The Nominating Committees meet at least once a year.

General Information About the Corporation’s and Bank’s Boards of Directors

The Corporation’s Board of Directors was scheduled to meet at least quarterly and during 2002 held five meetings, including the Corporation’s organization meeting in April of 2002. The Bank’s Board of Directors was scheduled to meet at least quarterly and during 2002 held four meetings.

Information About Committees of the Corporation’s Board of Directors

The Committees of the Corporation’s Board of Directors are the Executive, Nominating, Risk Management, Audit, Compensation and Ad Hoc Committees.

The Executive Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Wendell F. Holland, Frederick C. Peters II, Robert L. Stevens and B. Loyall Taylor, Jr., meets to discuss and act upon matters which require action prior to the next meeting of the Corporation’s Board of Directors and exercises the authority and powers of the Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. During 2002 the Executive Committee held nine meetings.

The Nominating Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens has responsibility for the nomination of new directors. In that regard the Committee will consider director nominees recommended by the shareholders. When submitting a recommendation, shareholders should send the Secretary of the Corporation biographical information about the candidate, together with a statement of the candidate’s qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflicts of interest or directorships of other companies which would disqualify the candidate from serving as a director, the candidate’s name will be presented to the Nominating Committee for consideration. During 2002, the Nominating Committee held two meetings. Mr. Williams abstained from the vote on his nomination to continue as a director of the Corporation. For 2003, Messrs. Peters and Stevens will not serve on the Nominating Committee.

The Risk Management Committee, comprised of Warren W. Deakins (Chairman), Francis J. Leto, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens, meets to review and manage the material business risks which confront the Corporation by establishing and monitoring policies and procedures designed to lead to an understanding of and to identify, control, monitor and measure the Corporation’s material business risks. During 2002, the Risk Management Committee held eight meetings.

The Audit Committee, comprised of William Harral, III (Chairman), Warren W. Deakins, Wendell F. Holland and Thomas A. Williams, meets at least quarterly. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants to review the results of the annual audit and other related matters as more fully set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is attached as Appendix A. Each member of the Audit Committee is “independent” as defined in the applicable listing standards of the National Association of Securities Dealers. The Audit Committee held five meetings during 2002.

The Compensation Committee, comprised of William Harral, III (Chairman), Wendell F. Holland, B. Loyall Taylor, Jr. and Thomas A. Williams, meets to discuss compensation matters, including determining the number of stock options to be distributed pursuant to the Corporation’s Stock Option Plans. During 2002, the Compensation Committee held three meetings.

The Ad Hoc Committee formed in July, 2002, comprised of Frederick C. Peters II (Chairman), Wendell F. Holland, Francis J. Leto, Phyllis M. Shea and Nancy J. Vickers held three meetings during 2002 to consider methods to improve the performance of Joseph W. Roskos & Co., one of the Corporation’s non-banking subsidiaries.

Meetings of Corporation’s Board and its Committees

The total number of meetings of the Corporation’s Board of Directors that were held in 2002 was five. All of the incumbent directors, who were directors during 2002, (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

Information About Committees of the Bank’s Board of Directors

The Committees of the Bank’s Board of Directors are the Executive, Risk Management, Audit, Trust, Compensation and Nominating Committees.

The Executive Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Wendell F. Holland, Frederick C. Peters II, Robert L. Stevens and B. Loyall Taylor, Jr., meets to ratify and approve certain of the Bank’s loans and to exercise the authority and powers of the Bank’s Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. The Executive Committee held nine meetings during 2002.

The Risk Management Committee, comprised of Warren W. Deakins (Chairman), Francis J. Leto, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens, meets to review and manage the material risks which confront the Bank by establishing and monitoring policies and procedures to control, monitor and measure loan quality and concentration, interest rate and market risk, as well as liquidity risk and other material business risks. During 2002, the Risk Management Committee held eight meetings.

The Audit Committee, comprised of William Harral, III (Chairman), Warren W. Deakins, Wendell F. Holland and Thomas A. Williams, meets at least quarterly. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants to review the results of the annual audit and other related matters. See Appendix A, the Audit Committee Charter. Each member of the Audit Committee is “independent” as defined in the applicable listing standards of the National Association of Securities Dealers. The Audit Committee held five meetings during 2002.

The Trust Committee, comprised of Phyllis M. Shea (Chairman), Francis J. Leto, Frederick C. Peters II, Robert L. Stevens, B. Loyall Taylor, Jr. and Nancy J. Vickers, meets quarterly and has general supervision over the Wealth Management Division and over that Division’s investments. The Trust Committee held seven meetings during 2002.

The Compensation Committee, comprised of William Harral, III (Chairman), Wendell F. Holland, B. Loyall Taylor, Jr. and Thomas A. Williams, meets to discuss compensation matters and to approve salaries and bonuses for the chief executive officer, the other officers named in the Summary Compensation Table and certain other officers, subject to ratification by the Board of Directors. The Compensation Committee held three meetings in 2002.

The Nominating Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens, has responsibility for the nomination of new directors. During 2002, the Nominating Committee held two meetings. Mr. Williams abstained from the vote on his nomination to continue as a director of the Bank. For 2003, Messrs. Peters and Stevens will not serve on the Nominating Committee.

Meetings of Bank’s Board and its Committees

The total number of meetings of the Bank’s Board of Directors which were held in 2002 was four. All incumbent directors (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

BOARDS OF DIRECTORS COMPENSATION

Directors Fees

Each non-employee director (except Mr. Stevens) was paid an annual retainer of $10,000 in the Corporation’s Common Stock, at the market value of the stock on April 15, 2002. In addition each non-employee director (except Mr. Stevens) was paid a fee of $1,000 for attending each Board meeting, $1,000 for attending the Corporation’s organization meeting and for attending each Executive Committee and Risk Management Committee meeting and a fee of $500 for attending each Committee meeting which is not held on a Board meeting day. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day. From time to time, the Corporation may reimburse directors for travel expenses associated with attendance at Board or Committee meetings.

Stock Option Plan

Under the Corporation’s 2001 Stock Option Plan, each non-employee director of the Corporation and the Bank during 2003 will be granted options to purchase 1,000 shares of Corporation Common Stock. The purchase price of the stock is the fair market value on the day preceding the day the option is granted. Each stock option may be exercised within ten (10) years from the date of grant. Directors who are elected or appointed to the Board at or before the Corporation’s 2003 Annual Meeting may participate in the Corporation’s 2001 Stock Option Plan in 2003.

Directors’ Deferred Payment Plans

Under the Deferred Payment Plans for Directors (the “Plans”) a director may defer receipt of a portion or all of the fees paid for service as a director of the Corporation and Bank. The Plans are non-qualified plans and the

Plans’ funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Plans a participating director may elect to invest the deferred director’s fees in one or more different investment funds, including an investment in the Corporation’s Common Stock. The right to receive future payments under the Plans is an unsecured claim against the general assets of the Corporation.

Director’s Consulting Agreement

The Bank entered into a Consulting Agreement (“Agreement”) effective January 1, 2002 with Robert L. Stevens who served the Bank and the Corporation for many years as an officer and director, most recently as the Chairman, President and Chief Executive Officer. The Agreement provides that Mr. Stevens will advise and consult with and assist the Corporation, the Bank and their subsidiaries with respect to matters specified by the Chief Executive Officer or Boards of Directors so that the Bank and the Corporation will have ready access to the knowledge and expertise in the financial service industry which Mr. Stevens has acquired over his many years in that industry and will have the benefit of Mr. Stevens agreement not to compete with them. The Agreement ends on Mr. Stevens 70th birthday, August 4, 2007, unless sooner terminated by the death or disability of Mr. Stevens or for cause as specified in the Agreement. Through August 31, 2005, Mr. Stevens compensation will be at the rate of $100,000 per year and during the period September 1, 2005 through August 4, 2007, Mr. Stevens compensation will be at the rate of $75,000 per year. The compensation is payable in quarterly installments. Although Mr. Stevens serves as a director of the Corporation and the Bank, he does not receive any director’s compensation, including director’s fees and stock options, during the term of the Agreement.

The Agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Stevens agrees not to disclose any confidential information, not to solicit employees or clients of the Corporation, the Bank or their subsidiaries and agrees not to compete with the Corporation, the Bank or their subsidiaries during the term of the Agreement and for a period of two years following the termination of the Agreement within a one hundred mile radius of Bryn Mawr, Pennsylvania.

BIOGRAPHICAL INFORMATION ABOUT CORPORATION’S DIRECTORS

The following table sets forth certain biographical information for each of the Corporation’s directors. Other than as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

Name, Principal Occupation and Business Experience For Past Five Years	Age as of February 27, 2003	Director Since(1)
NOMINEES FOR DIRECTOR
Class I

The terms of the following directors expire in 2003 and if elected to new terms will expire in 2007:

1. Nancy J. Vickers	58	1998
President, Bryn Mawr College since July 1997

2. Thomas A. Williams	67	1992
Vice President, Secretary/Treasurer, Houghton International, Inc., a specialty chemical company until retirement in July 2000

Name, Principal Occupation and Business Experience For Past Five Years	Age as of February 27, 2003	Director Since(1)
CONTINUING DIRECTORS
Class II

The terms of the following directors expire in 2004:

1. Robert L. Stevens	65	1974
President MLH Realty, a real estate management and development firm since

January 2002; Chairman of the Corporation and the Bank from December 1995 until August 2002; President and Chief Executive Officer of the Corporation from its formation in 1986 until January 2001; President and Chief Executive Officer of the Bank from January 1980 until January 2001 and prior to that, its Executive Vice President since 1968

2. B. Loyall Taylor, Jr.	56	1986
President, Taylor Gifts, Inc., mail order catalog sales

CONTINUING DIRECTORS
Class III

The terms of the following directors expire in 2005:

1. Warren W. Deakins	64	1990
Self-employed insurance sales since January 1993

2. Wendell F. Holland	51	1997

Counsel to the law firm of Obermayer, Rebmann, Maxwell & Hippel, LLP since January 31, 2000; Vice President Governmental Relations and Regulatory Affairs for American Water Works Service Company, Inc. of Voorhees, New Jersey from December 1996 until December 1999(2)

3. Frederick C. Peters II	53	2001

Chairman of the Corporation and the Bank since August 2002; President and Chief Executive Officer of the Corporation and the Bank since January 2001; President 1st Main Line Bank from May 1995 to January 2001

CONTINUING DIRECTORS
Class IV

The terms of the following directors expire in 2006:

1. William Harral, III	63	1995

Chairman of C&D Technologies, Inc. since April 1999; previously director from April 1996; President of The Barra Foundation since June 2001; Interim Dean, LeBow College of Business, Drexel University from June 2000 until June 2001; Senior Counselor, The Tierney Group from June 1997 until December 1999; President and Chief Executive Officer Bell Atlantic-Pennsylvania, Inc., from November 1994 until June 1997;

2. Francis J. Leto	43	2002
Attorney-at-law, Celli and Leto, LLP; CEO, Brandywine Abstract Company, L.P. since May 1988

FOOTNOTE INFORMATION CONCERNING DIRECTORS

(1)	Reference to service on the Boards of Directors refers to the Bank only prior to 1986 and to the Bank and Corporation since 1986. Mr. Williams previously served as a director from 1984 until 1990.

(2)	Mr. Holland serves as a director of Allegheny Energy, Inc.

Except for Mr. Peters, none of the directors is a party to any contract, arrangement or understanding with respect to any of the Corporation’s Common Stock, other than in connection with the Corporation’s Stock Option Plans. The Corporation agreed to grant Mr. Peters certain non-qualified stock options in connection with his employment as the President and Chief Executive Officer of the Corporation and the Bank. (SEE EXECUTIVE EMPLOYMENT AGREEMENT.)

BENEFICIAL OWNERSHIP OF STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of shares of the Corporation’s Common Stock as of February 27, 2003, for each of the Corporation’s directors and the executive officers of the Corporation and the Bank. The table also shows the total number of shares owned by the directors and executive officers as a group.

Name	Common Stock(1)		Exercisable Stock Options(2)	Percent of Outstanding Stock
Current Directors

Warren W. Deakins	5,959		11,000	*

William Harral, III	11,183	(3)	5,000	*

Wendell F. Holland	2,159		6,000	*

Francis J. Leto	1,605	(4)	333	*

Frederick C. Peters II	16,769	(5)	13,333	*

Phyllis M. Shea	13,115	(6)	3,000	*

Robert L. Stevens	9,125		0	*

B. Loyall Taylor, Jr.	30,658	(7)	9,000	*

Nancy J. Vickers	4,086	(8)	2,000	*

Thomas A. Williams	5,359		11,000	*

Certain Executive Officers

Alison E. Gers	667	(9)	1,333	*

Joseph G. Keefer	1,933	(10)	5,433	*

Frederick C. Peters II	**		**	**

Joseph W. Rebl	400		1,333	*

Robert J. Ricciardi	14,809	(11)	13,833	*

John G. Roman	214	(12)	0	*

All Current Directors and Executive Officers as a Group	118,041		82,598	4.54%***

*	Less than one percent.

**	Mr. Peters is also a Director; see listing above.

***	Calculated by adding the Common Stock owned plus exercisable options and dividing by the actual number of shares outstanding on February 27, 2003 plus the shares subject to the exercisable options.

(1)	Stock ownership information is given as of February 27, 2003, and includes shares that the individual has the right to acquire (other than by exercise of stock options) within sixty (60) days of February 27, 2003. For each director, the number of shares owned includes 100 shares which each director must own to qualify as a director of the Corporation. Unless otherwise indicated, each director and each such named executive officer holds sole voting and investment power over the shares listed. Each director holds sole investment power over shares held for such director in the Bank’s or Corporation’s Deferred Payment Plans for Directors. Each named executive officer holds sole investment power over shares held for such executive officer in the Corporation’s Thrift and Savings Plan or in the Corporation’s Executive Deferred Bonus Plan. The Bank as the Plan Administrator and/or Plan Trustee holds sole voting power over such shares.

(2)	For purposes of this Table, options are “exercisable” if they may be exercised within sixty (60) days of February 27, 2003, regardless of whether they are “in-the-money.”

(3)	Includes 1,483 shares held by Mr. Harral based on his interest in the Deferred Payment Plans for Directors.

(4)	Includes 88 shares owned by Mr. Leto’s spouse as to which he disclaims beneficial ownership.

(5)	Includes 394 shares held for Mr. Peters in the Thrift and Savings Plan.

(6)	Ms. Shea is retiring as a director at the end of her current term and is not standing for re-election at the Annual meeting. The shares held by Ms. Shea includes 3,947 shares held in the Deferred Payment Plans for Directors.

(7)	Includes 2,000 shares held in trust for his children over which Mr. Taylor has sole voting and investment power, 1,000 shares held in the One Outer Bridge Circle Trust over which Mr. Taylor as Co-Trustee has joint voting and investment power and 26,419 shares held by Mr. Taylor based on his interest in the Deferred Payment Plans for Directors.

(8)	Includes 2,986 shares held by Ms. Vickers based on her interest in the Deferred Payment Plans for Directors.

(9)	All 667 shares are held for Ms. Gers in the Thrift and Savings Plan.

(10)	All 1,933 shares are held for Mr. Keefer in the Thrift and Savings Plan.

(11)	Includes 9,549 shares held for Mr. Ricciardi in the Thrift and Savings Plan and 5,260 shares held for Mr. Ricciardi based on his interest in the Executive Deferred Bonus Plan.

(12)	All 214 shares are held for Mr. Roman in the Thrift and Savings Plan.

CORPORATION’S AND BANK’S EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the current executive officers of the Corporation and Bank as of February 27, 2003:

Name, Principal Occupation and Business Experience For Past 5 Years	Age as of February 27, 2003	Office with the Corporation and/or Bank
Frederick C. Peters II(1)	53	Chairman, President and Chief Executive Officer and Director of Corporation and Bank

Alison E. Gers(2)	45	Executive Vice President of Bank—Administration and Operations

Joseph G. Keefer	44	Executive Vice President of Bank—Chief Lending Officer

Joseph W. Rebl	58	Treasurer of Corporation and Treasurer and Executive Vice President of Bank—Chief Financial Officer

Robert J. Ricciardi	54	Secretary of Corporation and Executive Vice President and Secretary of Bank—Chief Credit Policy Officer

John G. Roman(3)	50	Executive Vice President of Bank—Wealth Management Division

FOOTNOTE INFORMATION CONCERNING EXECUTIVE OFFICERS

(1)	Mr. Peters was elected President and Chief Executive Officer and a Director of the Corporation and the Bank on January 22, 2001, and appointed Chairman of the Corporation and the Bank in August, 2002. Prior to that, Mr. Peters was the founder, President and Chief Executive Officer of 1st Main Line Bank, a division of National Penn Bank from May, 1995 to January, 2001, and before that, the founding Chief Executive Officer of National Bank of the Main Line.

(2)	Ms. Gers was appointed Senior Vice President of the Bank in charge of administration and operations in January of 2001 and appointed Executive Vice President of the Bank in February, 2001. From May, 1998 until January, 2001, Ms. Gers was a Senior Vice President of the Bank in charge of marketing. Prior to that Ms. Gers was Executive Vice President at CoreStates Financial Corporation in charge of consumer segment marketing from 1995 to 1998.

(3)	Mr. Roman was appointed Executive Vice President of the Bank in charge of the Wealth Management Division in February, 2002. From September, 2001 until February, 2002, Mr. Roman was a Senior Vice President of the Wealth Management Division of the Bank. Prior to that Mr. Roman was President of Merrill Lynch Trust of New Jersey from June, 1997 to July, 2001.

EXECUTIVE COMPENSATION

General Disclosure Considerations Concerning Executive Compensation

The Corporation believes that its shareholders should be provided clear and concise information about the compensation of the Bank’s executives and the reasons the Bank’s Board of Directors(1) made decisions concerning their executive compensation, consistent with the proxy statement disclosure rules of the Securities and Exchange Commission regarding disclosure of executive compensation.

The format and content of the information set forth below is intended to enable the Corporation’s shareholders to understand the rationale and criteria for the Corporation’s and Bank’s executive compensation programs and the compensation paid to the named executives and its other executives and key employees.

The Corporation welcomes shareholder comment on whether the objective—to provide information to the Corporation’s shareholders that is useful and clearly stated—has been met. Please send any comments or suggestions for further improvements in disclosure to Robert J. Ricciardi, Secretary at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

Executive Compensation

The following information in the Summary Compensation Table relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Frederick C. Peters II, the Chairman, President and Chief Executive Officer of the Bank, and (ii) the Bank’s four (4) most highly compensated executive officers, other than Mr. Peters, who were serving as executive officers of the Bank at December 31, 2002. (Mr. Peters and such officers are hereinafter sometimes referred to as the “Named Executive Officers”).

The following information reflects bonus compensation earned by the Named Executive Officers during 2002 and paid to them in the first quarter of 2003. Any compensation earned by the Named Executive Officers during 2003 will be reported in the proxy statement for the Corporation’s 2004 Annual Meeting of Shareholders.

(1)	The Corporation’s executives are not compensated for their services to the Corporation rather, because the Bank is the principal subsidiary of the Corporation, they are compensated as officers of the Bank.

Summary Compensation Table

The disclosure regarding the compensation of the Bank’s executives includes the following table that sets forth the compensation paid to the Named Executive Officers during the last three fiscal years.

Name and Principal Position During 2002	Annual Compensation(1)				Stock Options(#)	All Other Compensation(3)
	Year		Salary($)	Bonus(2)($)
Frederick C. Peters II	2002		$256,433	$130,000	10,000	$6,000
Chairman, President and Chief Executive	2001	(4)	202,760	100,000	15,000	—
Officer	2000		—	—	—	—

John G. Roman	2002		176,052	62,500	7,500	2,700
Executive Vice President—Wealth	2001	(5)	32,504	20,000	—	—
Management	2000		—	—	—	—

Robert J. Ricciardi	2002		156,381	62,500	4,000	4,658
Executive Vice President and Secretary of	2001		150,479	50,000	4,000	4,500
Bank—Chief Credit Policy Officer	2000		131,712	10,240	3,500	3,894

Alison E. Gers	2002		151,177	62,500	4,000	4,521
Executive Vice President—Administration	2001		146,593	47,500	4,000	4,368
and Operations	2000		131,866	10,298	5,000	3,621

Joseph W. Rebl	2002		145,381	55,000	4,000	4,347
Executive Vice President, Treasurer & Chief	2001		140,357	45,000	4,000	4,200
Financial Officer	2000		127,059	9,908	3,500	3,767

FOOTNOTES	TO SUMMARY COMPENSATION TABLE

(1)	A Table for Long-Term Compensation, including an Other Annual Compensation column is not included because no compensation of this nature is paid by the Corporation or the Bank and the restricted stock awards and long term incentive payouts columns are not included in the Compensation Table since these benefits are not made available by the Corporation or the Bank.

(2)	Based on an incentive plan related to Corporation earnings for 2000, 2001 and 2002, bonuses were awarded to the Named Executive Officers in the first quarter of 2001, 2002 and 2003.

(3)	The Corporation maintains the Bryn Mawr Bank Corporation Thrift and Savings Plan which was amended and restated, effective January 1, 1989, to comply with Section 401(k) of the U.S. Internal Revenue Code. The amended Thrift Plan allows employees of each participating employer to contribute, on a pre-tax basis, up to 16% of their annual base compensation, as defined in the Plan, but not to exceed $12,000 in 2003. Quarterly, each participating employer matches the employees’ contribution dollar for dollar to a maximum of 3% of the employee’s annual compensation. The employer matching portion is included in All Other Compensation.

(4)	Mr. Peters was elected President and Chief Executive Officer of the Corporation and the Bank on January 22, 2001. He was elected Chairman of the Board of the Corporation and the Bank in August, 2002.

(5)	Mr. Roman was hired by the Bank in September, 2001 and was appointed head of the Wealth Management Division on February 22, 2002.

Executive Employment Agreement

The Corporation entered into an Employment Agreement with Frederick C. Peters II dated January 11, 2001 (with employment commencing on January 22, 2001) to serve as the Corporation’s and the Bank’s President and Chief Executive Officer. The initial term of the Employment Agreement is three (3) years and, unless extended or terminated, the Employment Agreement will renew for an additional two (2) year continuing period, so that at all times prior to Mr. Peters attaining age 63, the term of the Employment Agreement will be two (2) full years. The Employment Agreement provides for an annual base salary of $225,000 which may be increased, but not decreased. Mr. Peters is entitled to a minimum bonus of $20,000 in years 2002, 2003, 2004 and 2005.

Provided that the Employment Agreement has not been terminated for cause, or due to the death or disability of Mr. Peters as defined in the Employment Agreement, or by Mr. Peters for other than good reason, on the day of the Corporation’s Annual Shareholders Meeting in the year 2002 the Corporation granted, and on the day of the Corporation’s Annual Shareholders Meeting in the year 2003, the Corporation will grant, Mr. Peters options to purchase 10,000 shares of the Corporation’s Common Stock at a price equal to the fair market value of the shares of the Corporation’s Common Stock on the day preceding the date of each grant.

Under the Employment Agreement, Mr. Peters is also entitled to participate in all of the Corporation’s and the Bank’s employee benefit plans and arrangements made generally available to its executives and key management employees.

The Employment Agreement may be terminated by the Corporation upon the death or disability of Mr. Peters or for cause as defined in the Employment Agreement. Mr. Peters may voluntarily terminate his employment at any time upon not less than thirty (30) days prior written notice to the Corporation. If the Corporation or the Bank terminates Mr. Peters employment other than upon his death or disability or for cause, Mr. Peters is entitled to receive his full salary, including incentive compensation, through the date of termination and the Corporation must pay Mr. Peters an amount equal to his annual salary in effect on the date of the termination in bi-weekly installments for two (2) years or until his 65th birthday, whichever first occurs.

The Employment Agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Peters agrees not to disclose any confidential information, not to solicit employees or clients of the Corporation, the Bank or their subsidiaries and agrees not to compete, subject to certain conditions set forth in the Employment Agreement, with the Corporation, the Bank or their subsidiaries for a period of two (2) years following his termination of employment within a 100 mile radius of Bryn Mawr, Pennsylvania.

Mr. Peters has also entered into an Executive Change of Control Severance Agreement with the Bank on the same terms and conditions as that entered into by the Bank’s former President and Chief Executive Officer. (SEE CHANGE OF CONTROL AGREEMENTS)

Change of Control Agreements

From time to time, the Corporation’s Board of Directors, other than any concerned director, approves and ratifies, and the Corporation has guaranteed certain Executive Change-of-Control Severance Agreements (the “Agreements”) which are to be entered into by the Corporation’s subsidiaries with the Named Executive Officers and certain other officers (collectively the “covered officers”).

The Corporation’s Board of Directors believes that the Agreements assure fair treatment of the covered officers since benefits provided are comparable to termination benefits afforded by other companies to secure and retain key officers. Furthermore, by assuring the covered officers some financial security, the Agreements protect the Corporation’s shareholders by tending to neutralize any bias of those officers in considering proposals to acquire the Corporation. The Board believes that these advantages outweigh the disadvantage of the potential cost of the benefits.

The Agreements provide for a lump sum severance benefit if such officers’ employment are terminated under certain circumstances within two years following a “change of control”, as defined in the Agreements, of the Corporation. Such circumstances include termination of employment other than for “cause” as defined in the Agreements, or the resignation of such officer following a significant reduction in the nature or scope of his/her authority, duties or responsibilities, removal from their position as an officer of the subsidiary, reduction in base salary of the officer in effect immediately prior to the change of control, revocation or reduction of benefits payable to the officer under the benefit plans, without obtaining the officer’s written consent thereto, transfer of the officer to a location outside the greater Philadelphia area or the general area of the officer’s principal residence, immediately prior to the change of control, or the officer being required to undertake business travel substantially greater than his/her business travel immediately prior to the change of control.

The severance benefit consists of (a) an amount in cash equal to one (1), two (2) or three (3) times the covered officer’s salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever is higher, (b) an amount in cash equal to the excess, if any, of the aggregate fair market value of the Corporation’s Common Stock, that is, the closing price of the Corporation’s Common Stock on the last business day the Common Stock was traded immediately preceding the termination date (the “Termination Date”) of the covered officer’s employment, subject to outstanding and unexercised stock options, whether vested or unvested, granted to the covered officer under the Corporation’s Stock Option Plans, over the aggregate exercise price of all such stock options, (c) to the extent not heretofore paid, the covered officer’s salary through the Termination Date and the officer’s salary in lieu of any unused paid time off days, (d) an amount equal to all awards earned by the officer in respect of completed plan periods prior to the Termination Date for the Corporation’s Thrift and Savings Plan and any annual bonus plan, and payment in respect of such plans for the uncompleted fiscal year during which termination of employment occurs, (e) the cost to continue or cause to be continued until twelve (12), twenty-four (24) or thirty-six (36) whole months for the covered officers after the Termination Date, on the cost-sharing basis in effect immediately prior to the change of control, the medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished to the covered officers immediately prior to the change of control, provided, however, that the obligation to provide such benefits shall cease at such time as the covered officer is employed on a full-time basis by a party not owned or controlled by the covered officer, that provides the covered officer, substantially the same benefits on substantially the same cost-sharing basis as that for the covered officer in effect immediately prior to the change of control, (f) for both vesting and benefit calculation purposes, credit with one (1), two (2) or three (3) additional, “years of credited service”, (as defined in the Corporation’s Pension Plan), for the covered officers under the Corporation’s Pension Plan and Supplemental Employee Retirement Plan, in addition to the years of credited service that would have otherwise been calculated by reference solely to the Termination Date, and (g) the cost of reasonable career counseling services for the covered officer. To the extent necessary to provide the covered officers with the additional years of credited service obtainable under the Agreements, the Corporation has agreed to amend its Supplemental Employee Retirement Plan or create such supplemental retirement plans as are necessary.

Certain of the Agreements terminate in 2003 but are automatically extended for additional one year periods unless the subsidiary provides written notice to cancel. The terms of outstanding Agreements cannot end prior to the expiration of two (2) years after the occurrence of a Change of Control regardless of any notice by the subsidiary to cancel.

In addition to the severance benefits outlined above, each covered officer would be entitled to receive all other compensation and benefits payable generally in the event of termination of employment. The aggregate amount of all such compensation and benefits is subject to a limitation designed to allow the deduction for federal income tax purposes of any payments made pursuant to the Agreements. The subsidiary may terminate each covered officer’s employment, without liability, under the respective Agreements for Cause as defined therein.

The amount of severance salary benefits each of the Named Executive Officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows: Messrs. Peters $773,625, Ricciardi $465,750, Rebl $434,700, Roman $360,000 and Ms. Gers $301,392. The total of such severance salary benefit payments for all covered officers would be $4,056,925.

Option Grants Table

The following table sets forth certain information about grants of stock options made during 2002 to each of the Named Executive Officers.

OPTION GRANTS IN 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Options Granted (#)	% of Total Options Granted to Employees in 2002	Exercisable or Base Price ($/Sh)	Expiration Date	5%	10%
Frederick C. Peters II	10,000	15%	$32.50	04/16/12	$204,390	$517,970
John G. Roman	7,500	11%	36.63	05/17/12	172,770	437,843
Robert J. Ricciardi	4,000	6%	36.63	05/17/12	92,144	233,516
Alison E. Gers	4,000	6%	36.63	05/17/12	92,144	233,516
Joseph W. Rebl	4,000	6%	36.63	05/17/12	92,144	233,516

Aggregated Option Exercises and Year-End Option Value Table

The following table sets forth certain information about the exercise of stock options during 2002 by each of the Named Executive Officers and the year-end values of unexercised options.

AGGREGATED OPTION EXERCISES IN 2002 AND

DECEMBER 31, 2002 OPTION VALUES

Name	(#) Shares Acquired in Exercise	($) Value Realized	(#) Unexercised Options		($) In-the-Money Options(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick C. Peters II	—	$—	5,000	20,000	$58,650	$158,600
John G. Roman	—	—	—	7,500	—	—
Robert J. Ricciardi	—	—	13,833	6,667	164,563	16,882
Alison E. Gers	4,000	49,200	1,333	6,667	8,438	16,882
Joseph W. Rebl	13,500	76,350	1,333	6,667	8,438	16,882

(1)	Based upon $36.63 per share the last bid price for the Common Stock on December 31, 2002.

Corporation’s 2001 Stock Option Plan

In 2001, the Corporation’s Board of Directors adopted and the Corporation’s shareholders approved the Bryn Mawr Bank Corporation 2001 Stock Option Plan (the “Plan”). The Corporation’s Board of Director’s Compensation Committee (the “Committee”), composed of four (4) independent, non-employee directors, is authorized to grant certain stock options (“Option(s)”) to directors of the Corporation who are not employees of the Corporation or any affiliate of the Corporation (the “Eligible Directors”) and key employees, including officers of the Corporation and its direct and indirect subsidiaries (the “Employees”).

The Options for the Common Stock are to be granted in consideration for the services provided to the Corporation by the Employees and Eligible Directors. Under the Plan, on February 27, 2003, there was a maximum of 76,339 shares of Corporation Common Stock available for the grant of Options.

Options granted under the Plan may be either incentive stock Options or non-qualified stock Options, as the Committee determines to be in the best interests of the Corporation at the time of the grant of Options. The purpose of the Plan is to promote the interests of the Corporation and its shareholders by strengthening the

Corporation’s ability to retain and attract the services of experienced and knowledgeable Employees and Eligible Directors and by encouraging such Employees and Eligible Directors to acquire an increased proprietary interest in the Corporation.

Each Option is exercisable in whole or in part at such times as the Committee may determine, but not later than ten (10) years from the date the Option is granted. The Committee may make such exercise provisions, or may accelerate exercise provisions previously established, if in the opinion of the Committee such action is appropriate to carry out the intent of the Plan or any requirements of the Internal Revenue Code. In lieu of a cash payment to exercise an Option in full or in part, payment may be made by the tender of shares of Common Stock with a fair market value as of the exercise date equal to the Option price of the Option being exercised.

Executive Deferred Bonus Plan

In 1989, the Corporation established the Deferred Bonus Plan, which permits certain officers of the Corporation and its subsidiaries who earn in excess of one hundred thousand dollars annually, to defer all or a portion of any bonus (the “Deferred Compensation”) which the executives may be awarded. The Deferred Bonus Plan is a non-qualified plan and Deferred Bonus Plan funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Deferred Bonus Plan the participating executives may elect to invest the Deferred Compensation in one or more different investment funds, including an investment in the Corporation’s Common Stock. Participants may elect to defer the receipt of the Deferred Compensation until (i) January of the following year or (ii) retirement or separation from employment. In certain very limited circumstances involving a hardship, as defined in the Deferred Bonus Plan, participants may request withdrawal of his/her Deferred Compensation. The right to receive future payments under the Deferred Bonus Plan is an unsecured claim against the general assets of the Corporation.

Pension Plans

In December 1989, the Corporation assumed sponsorship of the Bank’s non-contributory pension plan (the “Pension Plan”) and amended the Pension Plan to cover the eligible employees of the Corporation and the Bank, (the “Employer”). Employees of the Corporation and its subsidiaries (collectively called the “participants”) become eligible to participate in the Pension Plan on January 1 following their attainment of 20 1/2 years of age and performance of six (6) months of service during which 500 hours of service are credited, as those terms are defined in the Pension Plan. Benefits under the Pension Plan are paid from a trust for which the Bank is Trustee. The payments are made monthly under various options provided for in the Pension Plan, selected by the participants. For funding purposes it is the Corporation’s policy to fund amounts necessary to maintain the actuarial soundness of the Pension Plan. The Pension Plan is fully funded and therefore, based on ERISA funding requirements, no contribution was needed in 2002. However, due to the declining funded status of the Pension Plan, a contribution of $520,000 was made in 2002. The net periodic pension cost is computed on the basis of accepted actuarial methods which include the current year service cost. The Corporation’s net periodic pension cost for 2000, 2001 and 2002 was $(1,007,382), $(275,856) and $297,225, respectively, resulting in a prepaid pension expense for accounting purposes of $1,963,441 as of December 31, 2002.

The Corporation’s actuaries indicated that the amount of the contribution, payment or accrual with respect to a participant is not and cannot readily be separately or individually calculated under the actuarial cost method used in determining aggregate contribution requirements for the Corporation’s Pension Plan. Covered compensation is the basic rate of salary paid to a participant including bonus and overtime.

Set forth below is a table of annual pension benefits based on the rates of salary in various years of service categories for participants retiring at age 65 in 2002.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35	40	45
125,000	$30,792	$41,056	$51,320	$61,583	$71,847	$79,972	$88,097
150,000	37,542	50,056	62,570	75,083	87,597	97,347	107,097
175,000	44,292	59,056	73,820	88,583	103,347	114,722	126,097
200,000	51,042	68,056	85,070	102,083	119,097	132,097	145,097
225,000	57,792	77,056	96,320	115,583	134,847	149,472	164,097
250,000	64,542	86,056	107,570	129,083	150,597	166,847	183,097
275,000	71,292	95,056	118,820	142,583	166,347	184,222	202,097
300,000	78,042	104,056	130,070	156,083	182,097	201,597	221,097
325,000	84,792	113,056	141,320	169,583	197,847	218,972	240,097
350,000	91,542	122,056	152,570	183,083	213,597	236,347	259,097
375,000	98,292	131,056	163,820	196,583	229,347	253,722	278,097
400,000	105,042	140,056	175,070	210,083	245,097	271,097	297,097
425,000	111,792	149,056	186,320	223,583	260,847	288,472	316,097
450,000	118,542	158,056	197,570	237,083	276,597	305,847	335,097

Differences in the pension benefits table exist because the Pension Plan is integrated with Social Security benefits, and participants with less income receive a greater portion of their retirement benefits from Social Security. The goal of the Pension Plan is to provide long-term participants with annual benefits from both the Pension Plan and Social Security approximating 60% of their highest average five year annual compensation.

Benefits paid by the Pension Plan are based on the participants highest average consecutive five year annual compensation, as defined in the Pension Plan, in the ten years prior to participant’s retirement. The estimated benefits for the executive officers named in the Summary Compensation Table were based on each officer’s 2002 compensation and do not take into consideration any future increases in compensation and are straight life annuity amounts which would be actuarially reduced for a 100% joint and survivor annuity to the officer and the officer’s spouse.

Currently Federal law places certain limitations on the amount of retirement income that can be paid pursuant to a pension plan qualified under the Internal Revenue Code, such as the Corporation’s Pension Plan. As of December 31, 2002, any Pension Plan participant whose earnings were limited by the Internal Revenue Code or any participant who received deferred bonus compensation from the Bank would be affected by such limitations. Messrs. Peters, Ricciardi, Rebl and Ms. Gers are the Named Executive Officers participating in the Pension Plan who, based on service to date, would be affected by such limitations.

The Corporation has adopted the Bryn Mawr Bank Corporation Supplemental Employee Retirement Plan (the “SERP”), an unfunded supplemental plan which is designed to provide those amounts which would be payable as pension benefits, except for such limitations and deferrals. The SERP is a non-qualified plan and SERP funds are held in a trust administered by the Bank’s Wealth Management Division. The right to receive future payments under the SERP is an unsecured claim against the general assets of the Corporation.

For the Named Executive Officers in the Summary Compensation Table, the estimated annual benefits upon normal retirement at age 65 under the Pension Plans are as follows: Messrs. Peters, $85,084, Ricciardi, $138,447, Rebl, $88,567, Roman $50,741, and Ms. Gers, $79,482. Messrs Peters, Ricciardi, Rebl, Roman and Ms. Gers have 2, 32, 22, 1 and 5 credited years of service, respectively, under the Pension Plan.

Bryn Mawr Bank Corporation Thrift and Savings Plan

In December of 1989, the Corporation assumed sponsorship of the Bank’s Thrift and Savings Plan and amended the plan to cover eligible employees of the Corporation and its subsidiaries, (collectively called the “Employer”). An employee of the Corporation or its subsidiaries, (collectively called the “participants”) becomes eligible to participate in the Bryn Mawr Bank Corporation Thrift and Savings Plan (the “Thrift Plan”) on January 1 or July 1 following his/her attainment of 20 years of age and performance of six (6) months of service during which 500 hours of service are credited as those terms are defined in the Thrift Plan. Participants may elect to have what would otherwise be his/her compensation reduced and cause the amount of such reduction to be contributed, on his/her behalf, to the Thrift Plan’s related trust in an amount from 1% to 16% of his/her compensation subject to applicable yearly dollar limitations. The Employer makes a dollar for dollar matching contribution, up to 3% of each participant’s base compensation. In any Thrift Plan year the Employer may make contributions to the participants’ discretionary accounts in the Thrift Plan of such portions of its net profits as the Employer’s Board of Directors may determine, subject to certain limitations in the Thrift Plan.

The Thrift Plan permits a participant to cause the participant’s account balance to be invested in one or more different investment funds, including an investment in the Corporation’s Common Stock. As of December 31, 2002, the Thrift Plan’s related trust held 80,894 shares of the Corporation’s Common Stock for the benefit of 157 participants. Each such participant or beneficiary owns an undivided interest in the whole of the Corporation’s Common Stock Fund of the Thrift Plan. Under the terms of the Thrift Plan and its related trust agreement, the trustee possesses the power and authority to vote the Corporation’s Common Stock.

Certain Relationships and Related Transactions

Some of the directors and executive officers of the Bank and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of its business during 2002. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Bank management, the loans and commitments did not involve more than a normal risk of collectibility or present other unfavorable features.

Mr. Holland, a director, is of counsel to the law firm of Obermayer, Rebmann, Maxwell & Hippel, LLP, and during 2002, the Bank retained that firm to provide a minimal amount of legal services.

Compensation Committee Interlocks and Insider Participation

None of the members of the Bank’s and Corporation’s Compensation Committees was an officer or employee of the Corporation or any of its subsidiaries during the year 2002. None of the members of the Compensation Committees was a former officer of the Corporation or any of its subsidiaries or had any other interlocking relationships as defined by the Securities and Exchange Commission, except Mr. Holland who is of counsel to the law firm of Obermayer, Rebmann, Maxwell & Hippel, LLP, which provided a minimal amount of legal services to the Bank in 2002. The Bank may retain that firm to provide certain legal services in 2003.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Bank’s Board of Directors (the “Bank Compensation Committee”) is composed entirely of independent, non-employee directors (SEE INFORMATION ABOUT COMMITTEES OF THE BANK’S BOARD OF DIRECTORS). The Bank Compensation Committee is responsible for setting and administering the Bank’s compensation policies, including those which govern salary and the bonus program applicable to the Bank’s executive officers including the Named Executive Officers.

The Compensation Committee of the Corporation’s Board of Directors (the “Corporation Compensation Committee”) is composed entirely of independent, non-employee directors (SEE INFORMATION ABOUT COMMITTEES OF THE CORPORATION’S BOARD OF DIRECTORS). The Corporation’s Compensation Committee is responsible for setting and administering the policies which govern the grant to key Bank personnel of options to purchase the Corporation’s stock including the Named Executive Officers.

Executive Compensation Policy Principles

The Bank’s compensation policy is designed to (i) retain and attract highly qualified key executives essential to the long-term success of the Bank and Corporation; (ii) reward such executives for consistent successful management of the Bank and enhancement of shareholder value; and (iii) create a performance-oriented environment that rewards performance not only with respect to the Bank’s goals but also the Bank’s performance in relation to comparable industry performance levels.

The Bank’s Compensation Committee annually considers the Bank’s financial performance in terms of its asset diversification and quality, expense levels, net income, capital accumulation and retention, return on equity and other relevant criteria used in the financial services industry and seeks to relate those considerations to the Bank’s performance and each executive’s performance of their duties.

The Bank’s executive compensation program, established by the Bank Compensation Committee, is based on the belief that each executive officer’s compensation should bear a direct relationship to the business success of the Bank and Corporation, the value of the Corporation’s stock and any significant accomplishments by that executive officer.

Section 162(m) of the Internal Revenue Code excludes tax deductions for compensation paid to executives of public companies in excess of $1,000,000 per year if it is not performance based. At the current salary levels and with the Corporation’s existing compensation plans, the Committee does not expect this tax law to affect the Corporation.

Elements of Executive Compensation Program

The Bank’s total compensation program for its executive officers currently consists of base salary, a fringe benefit package, and an opportunity, depending on the Bank’s annual earnings, the performance of the executive officers’ divisions and other financial criteria, to obtain a cash bonus and options to purchase Corporation stock at the market price when such options are awarded.

Salary Compensation and Fringe Benefits

The salary compensation is competitive with other financial institutions in the Delaware Valley and similar size banks in the mid-Atlantic region and is combined with a fringe benefit package designed to retain and attract experienced and highly professional banking personnel. Periodically, the Bank utilizes the professional services of a firm providing executive compensation analysis. Each Named Executive Officer’s salary is based on that person’s level of management responsibility at the Bank and performance of duties and will be reviewed annually.

The Bank’s officers, including the Named Executive Officers, have an opportunity to be awarded a cash bonus based in large measure on his/her division’s net income, the financial performance of the Bank on an annual basis and each individual officer’s accomplishment of his/her designated responsibilities and goals. Bonuses paid to the Named Executive Officers, which were determined on the basis of the executive officers’ divisions and Bank’s earnings performance in 2002 and were paid in the first quarter of 2003, reflected the Bank’s continued earnings growth.

Stock Options

Stock options were awarded to the Bank’s executive officers in 2002. No additional stock options will be awarded unless approved by the Corporation’s Compensation Committee under the Corporation’s 2001 Stock Option Plan.

Executive Compensation Decisions

The Bank Compensation Committee evaluated the Bank’s business performance for 2002 and determined, based on such performance and the criteria outlined above, that in January of 2003 salary increases be granted to certain Named Executive Officers, including Mr. Peters, effective June 11, 2003 and in the first quarter of 2003 bonuses be awarded to certain Named Executive Officers for their 2002 performance.

Factors and Criteria on Which the Chief Executive Officer’s Compensation Was Based

The Compensation Committee met, Mr. Peters not being present, to evaluate and determine his compensation package. The Compensation Committee reports on that evaluation to the independent directors of the Board. Mr. Peters is eligible to participate in all executive compensation programs available to all other executives.

The Compensation Committee, in reviewing the appropriate level of compensation of its Chief Executive Officer, considers financial results, organizational development, marketing initiatives, Board relations, work on representing the Corporation to its constituencies, and results on developing, expanding and integrating service lines.

In determining Mr. Peters’ base compensation package in his Employment Agreement, the Compensation Committee considered Mr. Peters’ knowledge and experience in the banking industry, including his six years as the founder, President and Chief Executive Officer of First Main Line Bank, and as the founding Chief Executive Officer of National Bank of the Main Line, his knowledge of the market area of the Corporation and the Bank and his standing in the local community and the need to provide a successor to Mr. Stevens as President and Chief Executive Officer of the Corporation and the Bank. To assist in determining Mr. Peters’ base compensation package, the Compensation Committee utilized the professional services of Buck Consultants, a firm providing executive compensation analysis. A comprehensive report was presented with comparable selected commercial banks in the country with specific attention to those banks of similar revenue size.

In January, 2002, Mr. Peters’ salary was increased from the $225,000 minimum salary required by his Employment Agreement to $256,433. The salary increase was based on the Compensation Committee’s determination in January, 2002 after a review of the financial performance of the Bank and the Corporation for the preceding year. The primary financial performance criteria which the Bank Compensation Committee considered was the fact that the performance of the Bank and the Corporation met the financial goals specified in the 2001 plan and that meeting its goals resulted in the Bank increasing annual earnings and accumulating additional capital, as well as an increase in the dividends paid on the Corporation’s stock.

Mr. Peters 2002 bonus was based on the Compensation Committee’s evaluation of Mr. Peters on the following 2002 performance evaluation criteria: (1) financial criteria, including targeted net income figures for the Corporation, targeted earnings per share for the Corporation and budgeted targets for deposits, loans, mortgage originations and revenue/profits of the Corporation’s subsidiaries; (2) Wealth Management Division criteria, including targets for assets under management and revenue figures; (3) administrative criteria and (4) leadership. After reviewing the Corporation’s and the Bank’s financial performance, including the fact that the Corporation’s and the Bank’s performance met the financial goals specified in its 2002 plan and that meeting its goals resulting in the Corporation increasing annual earnings, accumulating additional capital, increasing the dividends paid on the Corporation’s stock and considering Mr. Peters administrative performance and leadership, the Compensation Committee awarded Mr. Peters a bonus of $130,000.

The Compensation Committees

The Bank’s and Corporation’s Compensation Committees are composed of the same members consisting of William Harral, III, Chairman, Wendell F. Holland, B. Loyall Taylor, Jr. and Thomas A. Williams who each endorsed this report.

Respectfully submitted:

William Harral, III, Chairman

Wendell F. Holland

B. Loyall Taylor, Jr.

Thomas A. Williams

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation’s management, (ii) discussed with PricewaterhouseCoopers LLP, the Corporation’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), (iii) discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP, and (iv) has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented). Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ending December 31, 2002.

The Corporation’s Audit Committee is composed of William Harral, III (Chairman), Warren W. Deakins, Wendell F. Holland and Thomas A. Williams, who each endorsed this report.

Respectfully submitted:

William Harral, III, Chairman

Warren W. Deakins

Wendell F. Holland

Thomas A. Williams

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation’s directors and executive officers file reports of their holdings of the Corporation’s Common Stock with the Securities and Exchange Commission (the “Commission”) and with the Nasdaq National Market Exchange on which the Corporation’s Common Stock is traded. Based on the Corporation’s records and other information available to it the Corporation believes that all the Commission’s Section 16(a) reporting requirements applicable to the Corporation’s directors and executive officers were complied with for the Corporation’s fiscal year ended December 31, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

One of the purposes of the Annual Meeting is the election of two directors to the Board of Directors of the Corporation.

Nominees for Directors

The following directors have been nominated by the Corporation’s Board of Directors (with Mr. Williams abstaining from the vote on his nomination) for election as directors to serve as follows:

Class I—Term to Expire in 2007:

(1)    Nancy J. Vickers

(2)    Thomas A. Williams

and until their successors are elected and take office.

The persons named as proxies in the accompanying form of proxy have advised the Corporation that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. The Corporation’s Board of Directors may fill the vacancies in Class IV and Class I as provided in the Corporation’s By-Laws if it finds a suitable candidate. However, the proxies cannot be voted for a greater number of persons than the number of nominees named above. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board of Directors knows of no reason why the nominees will be unavailable or unable to serve as directors. The Corporation expects all nominees to be willing and able to serve as directors.

The affirmative vote of the holders of at least a majority of the Corporation’s shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of the nominees for directors. Proxies solicited by the Board of Directors will be voted for nominees listed above, unless the shareholders specify a contrary choice in their proxies.

The Board of Directors recommends a vote FOR the nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Item 2 on the Proxy Card)

The firm of PricewaterhouseCoopers LLP has been appointed by the Audit Committee of the Board of Directors to serve as the Corporation’s independent certified public accountants for the fiscal year beginning January 1, 2003. The Board of Directors of the Corporation is requesting shareholder approval of the appointment. A partner in the firm will be present at the meeting to answer questions and will have the opportunity to make a statement, if he or she so desires. The firm is presently serving the Corporation, the Bank and its other subsidiaries, as their independent certified public accountants. Management recommends approval of this appointment. If the appointment is not approved by a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting, the appointment of the independent certified public accountants will be reconsidered by the Audit Committee of the Board of Directors.

Audit Fees.    The aggregate fees billed for professional services rendered to the Corporation by PricewaterhouseCoopers LLP during 2002 for the audit of the Corporation’s annual financial statements for the year 2002 and the reviews of the financial statements included in the Corporation’s quarterly reports filed with the Securities and Exchange Commission was $85,500.

Financial Information Systems Design and Implementation Fees.    No professional services were rendered and no fees were billed to the Corporation by PricewaterhouseCoopers LLP during 2002 for financial information systems design and implementation services.

All Other Fees.    The aggregate fees billed for professional services rendered to the Corporation by PricewaterhouseCoopers LLP during 2002 for services other than the services listed under Audit Fees above was $200,649.

The Audit Committee of the Corporation’s Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

The resolution being voted on is as follows:

RESOLVED, that the shareholders of the Corporation ratify and confirm the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent certified public accountants for the year 2003.

The ratification of the selection of the independent certified public accountants requires the affirmation by vote of at least a majority of the outstanding shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for the foregoing resolution, unless shareholders specify a contrary choice in their proxies.

The Board of Directors recommends a vote FOR the resolution ratifying the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent certified public accountants for the year 2003.

OTHER BUSINESS

Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the meeting, the proxies will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2004

The Corporation’s Annual Meeting of Shareholders will be held on or about April 20, 2004. Any shareholder desiring to submit a proposal to the Corporation for inclusion in the proxy and proxy statement relating to that meeting must submit such proposal or proposals in writing to the Corporation before November 7, 2003. It is suggested that the proposal or proposals be submitted by certified mail-return receipt requested to the attention of Robert J. Ricciardi, the Corporation’s Secretary, at the Corporation’s executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396.

ADDITIONAL INFORMATION

A copy of the Corporation’s Annual Report for the fiscal year ended December 31, 2002, containing, among other things, financial statements examined by its independent certified public accountants, was mailed with this Proxy Statement on or about March 7, 2003, to the shareholders of record as of the close of business on February 27, 2003.

Upon written request of any shareholder, a copy of the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission may be obtained, without charge, from the Corporation’s Secretary, Robert J. Ricciardi, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.bmtc.com and clicking on Bryn Mawr Bank Corporation’s SEC Filings.

By Order of the Board of Directors

    of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI

              Secretary

APPENDIX A

BRYN MAWR BANK CORPORATION

AUDIT COMMITTEE CHARTER

Composition

The Audit Committee (the “Committee”) of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company (the “Corporation”) is appointed annually by the Corporation’s and the Bank’s Boards of Directors (the “Board”) and is comprised of not less than three (3) independent directors. All members of the Committee shall be independent directors under the standard proposed by the National Association of Securities Dealers (NASDAQ). All members shall meet the experience requirements of NASDAQ and at least one member, if practicable, shall be a financial expert as defined by the rules of the Securities and Exchange Commission (“SEC”).

Purpose

The purpose of the Committee shall be to assist the Board in monitoring: the integrity of the financial statements of the Corporation; the Corporation’s compliance with legal and appropriate regulatory requirements; the independence and qualifications of the independent auditor, and the performance of the Corporation’s internal audit function and independent auditors.

Authority and Responsibility

The Committee shall recommend, for shareholder approval, the independent auditor to examine the Corporation’s accounts, controls, and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor. The foregoing requirement is subject to the exception for non-audit services constituting not more than 5% of all auditing revenues paid during the fiscal year; not initially recognized to be non-audit services, and promptly brought to the attention of the Committee and approved prior to completion. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approval shall be presented to the full Committee at its next scheduled meeting.

The Committee will meet as often as it deems necessary, but not less frequently than quarterly with management, with the corporate audit staff and also with the Corporation’s independent auditors. The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms. The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Committee, to the extent it deems necessary or appropriate, shall:

•

Discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or NASDAQ requirements; review with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K and determine that the independent auditor is satisfied with the disclosure, content and quality of the financial statements to be filed with the SEC and to be presented to the shareholders in the Corporation’s Annual Report to the shareholders.

•	Discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies prior to release.

•	Discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response thereto and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and approve the internal audit staff functions, including: (i) purpose, authority and objectivity (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, and compensation of the Senior Vice President and Auditor, and annually evaluate the performance of the Senior Vice President and Auditor.

•	Review, with the Executive Vice President and Chief Financial Officer, the Senior Vice President and Auditor, and the independent auditor, or such others as the Committee deems appropriate, the Corporation’s internal system of controls and the results of internal audits.

•	Review and discuss periodic reports from the independent auditors on: all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1.

•	Obtain from the independent auditor assurance that the independent auditor has complied with Section 10 A (b) of the Exchange Act which requires the independent auditor to report to the Committee any illegal act which it detects or otherwise becomes aware of during the course of its audit.

•	Prepare and publish an annual committee report in the Corporation’s proxy statement.

•	Recommend to the Board policies for the hiring of employees or former employees of the Corporation’s independent auditor.

•	Insure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner for reviewing the audit as required by law.

•	Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Corporation and to approve all related party transactions.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall make such other recommendations to the Board on such matters as may come to its attention and which, at its discretion, warrant consideration by the Board.

Limitations

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

REVOCABLE PROXY

[LOGO OF BRYN MAWR BANK CORPORATION]

Bryn Mawr Bank Corporation

ANNUAL SHAREHOLDERS’ MEETING APRIL 15, 2003

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the “Corporation”) hereby appoints Joseph G. Keefer, Joseph W. Rebl and Geoffrey L. Halberstadt as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on February 27, 2003, at the Corporation’s Annual Meeting of Shareholders to be held at 2:00 P.M. on April 15, 2003, at Bryn Mawr College, Wyndham Alumnae House, (see map on reverse side) Bryn Mawr, Pennsylvania, and at any adjournment or postponement thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD

USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE.

--------------------> (OVER)

^ FOLD AND DETACH HERE ^

A special invitation to all shareholders . . .

For 114 years, Bryn Mawr Trust has been serving the financial needs of individuals, families, professionals and businesses, who want friendly, personal attention. We offer a complete array of both personal and business banking services. Our loan officers and commercial banking specialists are second to none. Also, we continue to be one of the area’s premier providers of wealth management services.

We invite you to view Bryn Mawr Trust as not only an investment, but as a resource for achieving your financial goals. Please allow us to help with your estate, trust, money management, or financial planning needs.

Call me directly at 610-581-4800 to discuss your particular requirements. I will be happy to introduce you to the professional or team of professionals who can best provide you with the high quality of service that you deserve.

Sincerely,

/s/ Ted Peters

Chairman and President

Please mark your votes as indicated in ☒ this example

1.	ELECTION OF DIRECTORS To vote for the election of all nominees to the right.

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

NOMINEES CLASS I  —  TERM TO EXPIRE IN 2007:

(01) Nancy J. Vickers         (02) Thomas A. Williams

	FOR	WITHHOLD AUTHORITY
	☐	☐

2.	CONFIRMATION OF AUDITORS: To ratify the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 2003.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted for Proposals 1 and 2 and upon such other matters as may properly come before the meeting in accordance with the best judgement of the Proxies.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person.

Signature___________________ Signature(s)___________________ Date________, 2003

^ FOLD AND DETACH HERE ^

Directions to Wyndham at Bryn Mawr College

[GRAPHICS OMITTED]

From Pennsylvania Turnpike

Take Exit 20 and follow Route 476 South to Exit 13 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east for 2.4 miles, turn left onto Morris Avenue. Proceed under railroad tracks, and across Montgomery Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor’s Lot in front of Wyndham.

From the New Jersey Turnpike

North of Philadelphia: Leave the New Jersey Turnpike at Exit 6 (PA Turnpike). Drive west on PA turnpike to Exit 20. See instructions under “From Pennsylvania Turnpike” for directions to the College.

From Center City Philadelphia

Take Route 76 West (Schuylkill Expressway) and drive west following Valley Forge signs. Exit at City Avenue (Route 1 South). Once on City Avenue, travel about 2-1/2 miles and turn right onto Lancaster Avenue (Route 30 West). Continue on Lancaster approximately 4 miles to reach the center of Bryn Mawr. Turn right onto Morris Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor’s Lot in front of Wyndham.

From Wilmington DE and Other Points South

Via I-95 approaching Chester, PA, take Exit 7 (476 North towards Plymouth Meeting). Follow 476 North approximately 12 miles to Exit 13 (St. Davids/ Villanova). Follow Route 30 (Lancaster Avenue) east, then follow “From Pennsylvania Turnpike” above for directions to the College.